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                                                                     EXHIBIT 5.1


           [LETTERHEAD OF VANDEBERG JOHNSON & GANDARA APPEARS HERE]


                               November 12, 1999


Growtex Inc. - c/o BG Capital
1177 West Hastings
Suite 2110
Vancouver, BC  V6E 2K3
CANADA

     Re:  Growtex Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel for Growtex Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission(the "Commission") pursuant to the Securities Act of 1933, as amended (the"Act"), relating to the public offering (the "Offering") of up to 2,500,000 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock"), to be sold by the selling stockholders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.


     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                   Very truly yours,

                                   VANDEBERG JOHNSON & GANDARA

                                   /s/ James L.Vandeberg

                                   James L. Vandeberg